UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2022
AG Mortgage Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th floor
New York, New York 10167
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 692-2000

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	MITT	New York Stock Exchange	(NYSE)
8.25% Series A Cumulative Redeemable Preferred Stock	MITT PrA	New York Stock Exchange	(NYSE)
8.00% Series B Cumulative Redeemable Preferred Stock	MITT PrB	New York Stock Exchange	(NYSE)
8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	MITT PrC	New York Stock Exchange	(NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management and Board Changes

On September 19, 2022, the Board of Directors (the “Board”) of AG Mortgage Investment Trust, Inc. (the “Company”) appointed T.J. Durkin as Chief Executive Officer (“CEO”) of the Company, effective October 1, 2022. In addition to the new CEO role, Mr. Durkin will continue his roles as the Company’s President and as a member of the Board, positions he has held since April 2021 and May 2018, respectively.

Mr. Durkin, age 39, joined Angelo, Gordon & Co., L.P. (“Angelo Gordon”), the parent company of the Company’s external manager, in 2008 and is a Managing Director, a member of the firm’s Advisory Board and Executive Committee and Head of the firm’s Structured Credit Platform. Mr. Durkin serves as co-Portfolio Manager of Angelo Gordon’s structured credit securities portfolios and as a board member of Arc Home, the Company’s affiliated mortgage originator and GSE licensed servicer. Prior to joining Angelo Gordon, Mr. Durkin began his career at Bear, Stearns & Co. where he was a Managing Director on the Non-Agency Trading Desk focused on the structuring and trading of multiple asset classes, including subprime, Alt-A, second lien and small balance commercial. Mr. Durkin previously served as the Company’s Chief Investment Officer from October 2017 through April 2021. Mr. Durkin earned his Bachelor’s degree in finance from Fordham University and currently serves as a member of the school’s President's Council.

On September 19, 2022, David N. Roberts, the Company’s current Chairman and CEO and a member of the Board, provided notice of his intent to resign as the Company’s Chairman, CEO and as a member of the Board in connection with his retirement as a partner of Angelo Gordon, to be effective September 30, 2022. Following his retirement, Mr. Roberts plans to pursue his interests in philanthropy and public policy. Mr. Roberts’ resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, on September 19, 2022, the Board appointed Debra Hess, the Board’s current Lead Independent Director, as Non-Executive Chair of the Board, effective October 1, 2022. Following effectiveness of Ms. Hess’ appointment, the position of Lead Independent Director will be retired.

Further, on September 19, 2022, the Board appointed Nicholas Smith to the Board effective October 1, 2022 to fill the vacancy to be created by Mr. Roberts’ resignation. Mr. Smith joined Angelo Gordon in 2021 as a Managing Director in the Structured Credit team and is the head of the firm’s Residential Whole Loan Business. Mr. Smith serves as the Company’s Chief Investment Officer, a position he has held since April 2021.

There are no arrangements or understandings between Mr. Durkin or Mr. Smith and any other persons pursuant to which such person was appointed. Additionally, there are no family relationships between either Mr. Durkin or Mr. Smith and any director or executive officer of the Company, and no transaction involving the Company and either Mr. Durkin or Mr. Smith that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2022	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ JENNY B. NESLIN
Name: Jenny B. Neslin
Title: General Counsel and Secretary